STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 11th day of June, 1996, by and between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("PESI"), and DR. LOUIS F.
CENTOFANTI, an individual ("Centofanti").

                           W I T N E S S E T H:

    WHEREAS, Centofanti is the Chairman of the Board and President of PESI;

    WHEREAS, PESI's lender has agreed to provide PESI with certain additional financing and certain waivers to the Company's Loan
Agreement if, among other things, Centofanti invests an additional $100,000 into PESI;

    WHEREAS, Centofanti and PESI have negotiated this Agreement in which Centofanti would acquire 76,190 shares of PESI Common Stock for $100,000, which is seventy-five percent (75%) of the closing bid price of each share of PESI Common Stock as quoted on the Nasdaq on the date hereof;

    WHEREAS, the closing bid price of the PESI Common Stock was $1.75, as reported on the Nasdaq as of June 11, 1996;

    WHEREAS, Centofanti desires to purchase seventy-six thousand one hundred ninety (76,190) shares of PESI Common Stock, par value $.001 per share, and PESI desires to sell to Centofanti such shares of Common Stock, upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

1.  Purchase and Sale.

    1.1 Purchase of Shares. Subject to the terms and conditions of this Agreement, Centofanti hereby purchases seventy-six thousand one hundred ninety (76,190) shares of PESI Common Stock (the "Shares"), and PESI hereby issues and delivers the Shares to Centofanti.

    1.2 Purchase Price; Payment of Purchase Price. The per share purchase price of the Shares shall be $1.3125, calculated at seventy-five percent (75%) of $1.75 (the closing bid price of the Common Stock on June 11, 1996, as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq")). In consideration for the Shares, Centofanti hereby tenders to the Company One Hundred Thousand Dollars ($100,000.00).

2. Representations and Warranties of Centofanti. Centofanti represents and warrants as follows:

    2.1 Purchase for Investment. Centofanti is acquiring, or will acquire, the Shares to hold for investment, with no present intention of dividing Centofanti's participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and not with a view to or for sale in connection with any distribution thereof, except pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or a transaction exempt from registration thereunder, and shall not make any sale, transfer or other disposition of the Shares in violation of any applicable state securities laws, including in each instance any applicable rules and regulations promulgated thereunder, or in violation of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC").

    2.2 No Registration. Centofanti acknowledges that the Shares are not being registered under any state securities laws, and are not being registered under the Securities Act on the ground that this transaction is exempt from registration under Section 3(b) and/or 4(2) of the Securities Act, and that reliance by PESI on such exemptions is predicated in part on Centofanti's representations set forth herein.

    2.3 Restricted Transfer. Centofanti agrees that PESI may refuse to permit the sale, transfer or disposition of any of the Shares received by Centofanti unless there is in effect a registration statement under the Secur-ities Act and any applicable state securities law covering such transfer or Centofanti furnishes an opinion of counsel or other evidence, reasonably satisfactory to counsel for PESI, to the effect that such registration is not required.

    2.4 Legend. Centofanti understands and agrees that stop transfer instructions will be given to PESI's transfer agent and that there will be placed on the certificate or certificates for any of the Shares received by Centofanti, any substitutions therefor and any certif-icates for any additional shares which might be dis-tributed with respect to such Shares, a legend stating in substance:

              "The shares of stock evidenced by this
           certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the Secur-ities Act"). These shares may not be sold or transferred except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless there is furnished to the issuer an opinion of counsel or other evidence, reasonably satis-factory to the issuer's counsel, to the effect that such registration is not required."

    2.5 Indefinite Holding Period. Centofanti understands that under the Securities Act, the Shares received by Centofanti must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition of such shares.

    2.6 Rule 144 Compliance. Centofanti understands that PESI is required to file periodic reports with the SEC and that certain sales of the Shares received by Centofanti may be exempt from registration under the Securities Act by virtue of Rule 144 promulgated by the SEC under the Securities Act, provided that such sales are made in accordance with all of the terms and conditions of that Rule including compliance with the required two-year holding period. Centofanti further understands that if Rule 144 is not available for sales of the Shares received by Centofanti, such Shares may not be sold without registration under the Securities Act or compliance with some other exemption from such registration, and that PESI has no obligation to register the Shares received by Centofanti or take any other action necessary in order to make compliance with an exemption from registration available.

    2.7 Sophisticated Investor. Centofanti, as President and Chairman of the Board of PESI, possesses extensive knowledge as to the business and operation of PESI and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

3. Representations and Warranties of PESI. PESI represents and warrants as follows:

    3.1 Organization and Standing. PESI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    3.2 Power, Authority and Validity. PESI has full right, power and corporate authority to enter into this Agreement and to perform the transactions contemplated hereby, and this Agreement is valid and binding upon and enforceable against PESI in accordance with its terms. The execution, delivery and the performance of this Agreement by PESI has been duly and validly authorized and approved by all requisite action on the part of PESI and Buyer.

    3.3 Status of PESI Common Stock. The PESI Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable.

4.  Miscellaneous.

    4.1 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class postage prepaid, to the following at the addresses indicated:

         To PESI:       Perma-Fix Environmental
                        Services, Inc.
                        1940 Northwest 67th Place
                        Gainesville, Florida  32606-1649

         To Centofanti: Dr. Louis F. Centofanti
                        Perma-Fix Environmental
                        Services, Inc.
                        6075 Roswell, Suite 602
                        Atlanta, Georgia  30328

         or to any other address that PESI or Centofanti shall designate in writing.

    4.2 Brokers. Each party represents and warrants that all negotiations related to this Agreement have been carried on by the parties without the intervention of any broker. Each party agrees to indemnify, and hold the other party harmless against any claims for fees or commissions employed or alleged to have been employed by such party.

    4.3 Amendment. This Agreement shall not be amended, altered or terminated except by a writing executed by each party.

    4.4 Governing Law. This Agreement shall be governed in all respects by the law of the State of Delaware.

    4.5 Headings. The paragraph headings used in this Agreement are included solely for convenience, and shall not in any way affect the meaning or interpretation of this Agreement.

    4.6 Entire Agreement. This Agreement sets forth the entire understanding of the parties; further, this Agreement shall supersede and/or replace any oral or written Agreements relating to this subject matter entered into by the parties before the date of this Agreement.

    4.7 Binding Effect. This Agreement shall be binding on and inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors, and assigns of the parties pursuant to its terms.

         PESI and Centofanti have executed this Agreement as of the 11th day of June, 1996.

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.


                     By: /s/ Richard T. Kelecy
                        _____________________________________
                        Name: Richard T. Kelecy
                             ________________________________
                        Title: Chief Financial Officer
                              _______________________________


                        /s/ Louis F. Centofanti
                     ________________________________________
                     DR. LOUIS F. CENTOFANTI, individually









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